                                                                    EXHIBIT 23.5

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 1997 (except for the Liberty Transaction described in Note 2, as to which the date is March 29, 1999), with respect to the consolidated financial statements and schedule of TV Guide, Inc. (formerly United Video Satellite Group, Inc.) incorporated by reference in the Registration Statement on Form S-4 and related joint proxy/prospectus of Gemstar International Group Limited.

Ernst & Young LLP

Tulsa, Oklahoma
February 8, 2000